UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2018

Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

TABLE OF CONTENTS

Item 5.07    Submission of Matters to a Vote of Security Holders.
Item 8.01    Other Events
SIGNATURES

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 24, 2018, the Belden Inc. (the “Company”) held its regular Annual Meeting of Stockholders. The stockholders considered three proposals. The results of the voting were as follows:

Proposal 1: Election of Ten Directors for a One-Year Term.

	Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
David Aldrich	38,742,100	242,279	77,841	861,277
Lance C. Balk	38,463,892	520,482	77,846	861,277
Steven W. Berglund	38,932,019	52,340	77,861	861,277
Diane D. Brink	38,956,241	28,229	77,750	861,277
Judy L. Brown	38,933,183	51,287	77,750	861,277
Bryan C. Cressey	38,042,136	942,242	77,842	861,277
Jonathan C. Klein	38,889,051	95,324	77,845	861,277
George Minnich	38,748,234	236,140	77,846	861,277
John M. Monter	37,860,723	1,123,492	78,005	861,277
John S. Stroup	37,893,217	1,091,267	77,736	861,277

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
38,913,671	931,671	78,155

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
37,064,053	1,900,458	97,709	861,277

Item 8.01. Other Events.

On May 24, 2018, the Board of Directors of the Company (the “Board”) elected David J. Aldrich to serve as Lead Independent Director. Mr. Aldrich has been a director of the Company since 2007, most recently serving as Chair of the Compensation Committee, a role in which he will continue. Bryan Cressey, who has served as Lead Independent Director since 2016 and as a director since 1985, will continue to serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 29, 2018	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary